Exhibit 2.3

REGISTRATION RIGHTS AGREEMENT

THIS AGREEMENT (the “Agreement”) made and entered into in Boston, Massachusetts, dated as of January 11, 2007 among TranSwitch Corporation, a Delaware corporation (the “Company”) and Data - JCE Ltd., an Israeli corporation (“DJCE” or the “Shareholder”).

W I T N E S S E T H :

WHEREAS, pursuant to the Asset Purchase Agreement dated December 5, 2006 (the “Asset Purchase Agreement”), among the Company; TranSwitch (Israel) Ltd., an Israeli corporation and a wholly-owned subsidiary of the Company (“Acquisition Sub”); and the Shareholder, Acquisition Sub will purchase, in exchange for cash and shares of Common Stock of the Company, DJCE’s ASIC Design Center (the “Division”) (the “Asset Purchase”) all subject to the terms and conditions of the Asset Purchase Agreement;

WHEREAS, in connection therewith, the Shareholder is acquiring unregistered shares of Common Stock of the Company on the date hereof, including those shares of Common Stock issued in escrow pursuant to the terms of an Escrow Agreement being executed simultaneously herewith (the “Shares”) and may acquire shares of Common Stock of the Company as part of the Earnout Consideration (the “Earnout Shares”) ; and

WHEREAS, the Company and the Shareholder wish to set forth certain rights and obligations with regard to the registration of the Shares and if applicable the Earnout Shares;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Closing Date” shall have the same meaning ascribed to it in the Asset Purchase Agreement.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Common Stock, $.001 par value, of the Company, as constituted as of the date of this Agreement.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“ISL” shall mean the Israel Securities Law, 5768-1968, as amended (together with the rules and regulations promulgated thereunder).

“Registration Expenses” shall mean the expenses so described in Section 7.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean the expenses so described in Section 7.

2. Securities Act Matters. Shareholder acknowledges and agrees that the Shares and if applicable, the Earnout Shares have not been registered under the Securities Act or under the securities laws of any state or foreign jurisdiction, in reliance upon certain exemptive provisions of such statutes. Shareholder recognizes and acknowledges that such claims of exemption are based, in part, upon each Shareholder’s representations contained in this Agreement. Shareholder further recognizes and acknowledges that, because the Shares and if applicable, the Earnout Shares are unregistered under federal and state laws, they are not presently eligible for public resale, and may only be resold in the future pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements. Shareholder recognizes and acknowledges that Rule 144 (which facilitates routine sales of securities in accordance with the terms and conditions of that Rule, including a holding period requirement) or any other exemption promulgated under the Securities Act is not now available for resale of the Shares, and Shareholder recognizes and acknowledges that, in the absence of the availability of Rule 144, a sale pursuant to a claim of exemption from registration under the Securities Act would require compliance with some other exemption under the Securities Act, none of which may be available for resale of the Shares. Shareholder recognizes and acknowledges that, except as set forth in this Agreement, the Company is under no obligation to register the Shares and if applicable the Earnout Shares, either pursuant to the Securities Act or the securities laws of any state or jurisdiction.

3. Restrictive Legend. Each certificate representing Shares and if applicable, the Earnout Shares shall, except as otherwise provided in this Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

“The Securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of except in accordance with the terms thereof and unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of certain states or unless an exemption from such registration is available. The holder of this security is entitled to certain registration rights and subject to certain restrictions on sale, pledge or disposition of this security as set forth in a Registration Rights Agreement, dated as of January 11, 2006, a copy of which may be obtained from the Secretary of the Company.”

Such certificates shall not bear such legend if in the opinion of counsel satisfactory to the Company the securities being sold thereby may be publicly sold without registration under the Securities Act or if such securities have been sold pursuant to Rule 144, any other exemption under the Securities Act, or an effective registration statement.

4. Required Registration on Form S-3.

(a) Registration of Shares. Subject to the provisions set forth below, no later than twenty (20) days after the Closing Date (the “Initial Filing Date”) the Company (i) shall prepare and file a registration statement on Form S-3 pursuant to Rule 415 under the Securities Act (the “S-3 Registration Statement”) covering the resale of all of the Shares; and (ii) use its reasonable efforts to cause the S-3 Registration Statement to become effective as soon as practicable after the Initial Filing Date and thereafter remain effective until the earlier of (A) the first (1st) anniversary of the date upon which the SEC declares the registration statement effective (the “Distribution Period”) or (B) the date on which all Shares covered thereby are sold. The Company may suspend sales at any time under the S-3 Registration Statement immediately upon notice to the Shareholder at its known addresses, for any of the reasons and for the time periods set forth in Section 6. Any registration statement filed or required to be filed by the Company pursuant to this Section 4 shall be referred to herein as the “Registration Statement”.

(b) Registration of Earnout Shares. Subject to the provisions set forth below, no later than twenty (20) days after the pay out of the Earnout Consideration, if paid, in whole or in part, with Earnout Shares (the “Earnout Filing Date”), the Company (i) shall prepare and file a registration statement on Form S-3 pursuant to Rule 415 under the Securities Act (the “Earnout S-3 Registration Statement”) covering the resale of all of the Earnout Shares; and (ii) use its reasonable efforts to cause the Earnout S-3 Registration Statement to become effective as soon as practicable after the Earnout Filing Date and thereafter remain effective until the earlier of (A) the first (1st) anniversary of the date upon which the SEC declares the registration statement effective (the “Earnout Distribution Period”) or (B) the date on which all Earnout Shares covered thereby are sold. The Company may suspend sales at any time under the Earnout S-3 Registration Statement immediately upon notice to the Shareholder at its known addresses, for any of the reasons and for the time periods set forth in Section 6. Any registration statement filed or required to be filed by the Company pursuant to this Section 4 shall be referred to herein as the “Earnout Registration Statement.”

5. Registration Procedures. Whenever the Company is required by the provisions of Section 4 to effect the registration of any Shares and the Earnout Shares under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission such pre-effective and post-effective amendments and supplements to the Registration Statement and the Earnout Registration Statement, and the prospectuses used in connection therewith, and/or file such reports under the Exchange Act, as may be necessary to cause the Registration Statement and the Earnout Registration Statement to become effective, to keep the Registration Statement and the Earnout Registration Statement continuously effective during the Distribution Period and the Earnout Distribution Period, and as may otherwise be required or applicable under, and to comply with the provisions of, the Securities Act with respect to the disposition of all Shares covered by the Registration Statement during the Distribution Period and the disposition of all Earnout Shares covered by the Earnout Registration Statement during the Earnout Distribution Period;

(b) furnish to Shareholder such number of copies of the Registration Statement, the Earnout Registration Statement and each such amendment and supplement thereto (in each case including exhibits), the prospectus included therein (including each preliminary prospectus) and such other documents as such person reasonably may request in order to facilitate the public sale or other disposition of the Shares covered by the Registration Statement and the Earnout Shares covered by the Earnout Registration Statement;

(c) register or qualify the Shares covered by the Registration Statement and the Earnout Shares covered by the Earnout Registration Statement under the securities or “blue sky” laws of the jurisdictions where the Company is currently registered or qualified, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(d) have the Shares covered by the Registration Statement and the Earnout Shares covered by the Earnout Registration Statement subject to quotation on the Nasdaq Global Market or listed on any exchange on which shares of Common Stock are traded;

(e) promptly notify Shareholder (at its last known addresses) (i) of the effective date of the Registration Statement or the Earnout Registration Statement and the date when any post-effective amendment to the Registration Statement or the Earnout Registration Statement becomes effective, (ii) of any stop order or notification from the Commission or any other jurisdiction as to the suspension of the effectiveness of the Registration Statement or the Earnout Registration Statement, or (iii) of the end of any suspension under Section 6;

(f) notify the Shareholder of the happening of any event as a result of which the prospectus included in such Registration Statement or the Earnout Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Shareholder prepare and furnish to the Shareholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(g) Prospectus Delivery. Shareholder will comply with any applicable prospectus delivery requirements in connection with sales of the Shares or the Earnout Shares.

6. Suspension. The rights of the Shareholder to distribute the Shares or the Earnout Shares pursuant to this Agreement, the Registration Statement and the Earnout Registration Statement may be suspended by the Company at any time immediately upon notice to the Shareholder at the last known addresses of the Shareholder, for a period or periods of time not to exceed 45 days consecutively or 90 days in the aggregate during the Distribution Period or the Earnout Distribution Period (as applicable), if there then exists material, non-public information relating to the Company, which, in the reasonable opinion of the Company, would not be appropriate for disclosure during that time; provided, however, that any such suspension shall apply only for so long as “affiliates” (as defined in Rule 501 of Regulation D) of the Company are restricted from selling shares of the Company.

7. Expenses. All expenses incurred by the Company in complying with Sections 4 and 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of issuance, but excluding any Selling Expenses (as hereinafter defined), are called “Registration Expenses”. All underwriting discounts (if any) and selling commissions applicable to the sale of the Shares covered by the Registration Statement or the Earnout Shares covered by the Earnout Registration Statement, as well as all professional service fees incurred by the Shareholder, are called “Selling Expenses”.

The Company will pay all Registration Expenses in connection with the preparation and filing of the Registration Statement and the Earnout Registration Statement. The Shareholder shall pay all Selling Expenses in connection with the sale of the Shares or the Earnout Shares.

8. Indemnification and Contribution.

(a) In connection with the registration of the Shares or the Earnout Shares under the Securities Act pursuant to Section 4, the Company will indemnify and hold harmless the Shareholder and each other person, if any, who controls the Shareholder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several (including any amounts paid in any settlement effected with the Company’s consent), to which any of the foregoing persons may become subject under the Securities Act, Exchange Act, state securities laws, the ISL or otherwise, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of material fact contained in the Registration Statement or the Earnout Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading or (iii) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act, Exchange Act, the ISL or state securities laws applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, and the Company will reimburse the Shareholder and each such controlling person, promptly upon presentation of appropriate invoices, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing to defend, defending or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made based upon information furnished in writing by the Shareholder or such Shareholder controlling person expressly for use in the Registration Statement or the Earnout Registration Statement.

(b) In connection with the registration of the Shares or Earnout Shares under the Securities Act pursuant to Section 4, the Shareholder will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs such registration statement and each director of the Company, against all losses, claims, damages or liabilities, joint or several (including any amounts paid in settlement), to which the Company or such officer or director may become subject under the Securities Act, the ISL or otherwise, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon (i) the failure of the Shareholder to comply with the provisions of Section 11 herein or (ii) any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer and director for any legal or other expenses reasonably incurred by them in connection with investigating, preparing to defend, or defending any such loss, claim, damage, liability or action, provided, however, that, the Shareholder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon, in conformity with and based upon information pertaining to the Shareholder and furnished in writing by or for the Shareholder expressly for use in the Registration Statement or the Earnout Registration Statement, provided, further, however, that the liability of the Shareholder hereunder shall be limited to the proceeds received by the Shareholder from the sale of the Shares covered by the Registration Statement or the Earnout Shares covered by the Earnout Registration Statement; and provided, further, however, that the obligations of the Shareholder hereunder shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Shareholder.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 8 and shall only relieve it from any liability which it may have to such indemnified party under this Section 8 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof and the approval by the indemnified party of the counsel chosen by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, without the consent of the indemnified party.

(d) In order to provide for just and equitable contribution to joint liability in any case in which either (i) the Shareholder exercising rights under this Agreement makes a claim for indemnification pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Shareholder in circumstances for which indemnification is provided under this Section 8; then, and in each such case, the Company and the Shareholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to the relative fault of the Company, on the one hand, and the Shareholder, on the other hand; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and no such indemnifying party will be required to contribute any amount in excess of the public offering price of all shares offered by it pursuant to such registration statement. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) The indemnities provided in this Section 8 shall survive the transfer of any Shares or the Earnout Shares by the Shareholder.

9. Reports Under Securities Exchange Act of 1934. With a view to making available to the Shareholder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation thereunder that may at any time permit a Shareholder to sell securities of the Company to the public without registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) maintain registration of its Common Stock under Section 12 of the Exchange Act;

(c) file in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to Shareholder, so long as the Shareholder owns any Shares or Earnout Shares, forthwith upon request: (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144; (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing Shareholder of any rule or regulation under the Securities Act which permits the selling of any such securities without registration or pursuant to such form.

10. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Shares or the Earnout Shares as so changed.

11. Shareholder Conduct. With respect to any sale of Shares covered by the Registration Statement or Earnout Shares covered by the Earnout Registration Statement, Shareholder understands and agrees as follows:

(a) Shareholder will carefully review the information relating directly to it contained in the Registration Statement or the Earnout Registration Statement and will promptly notify the Company if such information is not complete and accurate in all material respects, including having properly disclosed any position, office or other material relationship within the past three years with the Company or its affiliates other than in connection with the Asset Purchase Agreement, provided that the Registration Statement or the Earnout Registration Statement is provided to the Shareholder within a reasonable time for the Shareholder’s review before the filing of such Registration Statement or Earnout Registration Statement;

(b) Shareholder agrees to sell Shares or the Earnout Shares only in the manner set forth in the Registration Statement or the Earnout Registration Statement (as applicable), unless the Shareholder has notified the Company in writing of the Shareholder’s election to exclude all of the Shareholder’s Shares from such Registration Statement or the Earnout Shares from such Earnout Registration Statement;

(c) Shareholder agrees to comply with the anti-manipulation rules under the Exchange Act in connection with purchases and sales of securities of the Company during the time the Registration Statement or the Earnout Registration Statement remains effective;

(d) Shareholder agrees to only sell Shares in a jurisdiction after counsel for the Company has advised that such sale is permissible under the ISL (with respect to sales to Israeli residents or that are conducted in Israel) and the applicable state securities or “Blue Sky” laws (with respect to sales to residents of such states); provided that such advice shall be given promptly after the Shareholder has conveyed its wish to sell, and at Company’s expense.

(e) Shareholder agrees to comply with the prospectus delivery requirements of the Exchange Act;

(f) Shareholder agrees to suspend sales during the periods when sales are to be suspended pursuant to Section 6;

(g) In connection with the registration of the Shares or the Earnout Shares, Shareholder will furnish to the Company in writing such information requested by the Company with respect to itself and the proposed distribution by it as shall be necessary in order to assure compliance with federal and applicable state securities laws as well as, if relevant, the ISL; and

(h) The Company, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates representing the Shares, provided that such stop transfer orders are consistent with the other provisions of the Agreement.

12. Representations and Covenants. Shareholder hereby represents and warrants to the Company as follows:

(a) SHAREHOLDER UNDERSTANDS THAT ITS INVESTMENT IN THE SHARES INVOLVES RISK.

(b) SHAREHOLDER HAS CONSULTED ITS OWN ATTORNEY, ACCOUNTANT OR INVESTMENT ADVISOR WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR SUCH SHAREHOLDER. ANY SPECIFIC ACKNOWLEDGMENT SET FORTH BELOW WITH RESPECT TO ANY STATEMENT OR INFORMATION FURNISHED TO THE SHAREHOLDER SHALL NOT BE DEEMED TO LIMIT THE GENERALITY OF THIS REPRESENTATION AND WARRANTY.

(c) The Company has made available to Shareholder, during the course of this transaction and prior to the acquisition of the Shares or the Earnout Shares, the opportunity to ask questions of and receive complete and correct answers from representatives of the Company concerning the terms and conditions of the Shares or the Earnout Shares and to obtain any additional information relating to the financial condition and business of the Company.

(d) Shareholder understands that it must bear the economic risk of this investment until such time as the Shares or the Earnout Shares are registered; that the Shares or the Earnout Shares are not currently registered under the Securities Act, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available; and that the Shareholder agrees not to resell or otherwise dispose of all or any part of the Shares or the Earnout Shares, except as permitted by law, including, without limitation, any and all applicable provisions of the Asset Purchase Agreement, this Agreement and any regulations under the Securities Act and applicable state securities laws and the ISL.

(e) Shareholder has adequate means of providing for its current needs and personal contingencies and has no need for liquidity in connection with this investment in the Shares or the Earnout Shares.

(f) Shareholder has reviewed the representations and warranties of the Company set forth in the Asset Purchase Agreement and has consulted with its personal legal and financial advisors in evaluating the merits and risks of the investment in the Shares or the Earnout Shares.

(g) Shareholder acknowledges and warrants that, prior to the execution of this Agreement, it has had the opportunity to ask questions and receive answers from the Company concerning the terms and conditions of the transactions contemplated by the Asset Purchase Agreement and the issuance of the Shares or the Earnout Shares.

(h) Shareholder understands that the representations, warranties and covenants set forth herein will be relied upon by the Company, the shareholders of the Company and its counsel and accounting firms.

(i) Shareholder is an Israeli resident and the Shareholder received an offer to purchase the Shares or the Earnout Shares in Israel. If the Shareholder has checked the appropriate box on the “Shareholder Information” page hereof, the Shareholder also confirms that it is an “investor” within the meaning of the First Schedule to the ISL (promulgated under Section 15A(b)(1) of the ISL) and one or more of the categories set forth in EXHIBIT B attached hereto correctly and in all respects describes the Shareholder.

(j) If the Shareholder is not a U. S. Person (as defined in the Securities Act), the Shareholder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or the Earnout Shares (other than, with respect to Israeli securities laws, the number of offerees) including (i) the legal requirements within its jurisdiction for the purchase of the Shares or the Earnout Shares, (ii) any foreign non-U.S. exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares or the Earnout Shares.

(k) The Shareholder is an “accredited investor” (as defined in the Securities Act) (see Exhibit A),and further, the Shareholder hereby represents that (1) it is currently (and was, at the time it was offered the Shares or the Earnout Shares) located outside of the United States (the “U.S”), and (2) it is not a U.S. Person (as that term is defined in Regulation S promulgated under the Securities Act) and is not acquiring the Shares or the Earnout Shares for the account or benefit of a U.S. Person. The Shareholder further: (A) agrees to resell the Shares or the Earnout Shares only in accordance with the provisions of Regulation S, pursuant to a registration of such shares under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act; (B) agrees not to engage in hedging transactions with regard to the shares, unless in compliance with the Securities Act; (C) acknowledges that the Company is required to refuse to register any transfer of securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; provided, however, that if the Shares or the Earnout Shares are in bearer form or foreign law prevents the Company from refusing to register securities transfers, other reasonable procedures (such as a legend described above) are implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S; and (D) that a legend in substantially the following form will be placed on each certificate representing the shares (or any other securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger, or similar event):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. TRANSFER OF SUCH SECURITIES IS PROHIBITED EXCEPT (A) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (B) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

13. Miscellaneous.

(a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Shares or the Earnout Shares, provided, that such transferee executes a counterpart signature page to this Agreement), whether so expressed or not.

(b) All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by an internationally recognized express courier service, (b) sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing written confirmation (by an internationally recognized express courier service) at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

if to the Company:	TranSwitch Corporation
Three Enterprise Drive
Shelton, CT 06484
Attention: General Counsel

with a copy to:	Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, Massachusetts 02111
Attention: Timothy C. Maguire, Esq.

if to any other party hereto: at the address of such party set forth on the signature page hereto

with a copy to:	Erdinast, Ben Nathan & Co, Advocates
4 Berkowitz St., Museum Tower,
Tel Aviv 64238,
Israel
Attention: Roy Caner, Adv.
Facsimile: (3) 777-0101

if to any subsequent Shareholder of Shares or Earnout Shares, to it at such address as may have been furnished to the Company in writing by the Shareholder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a Shareholder) or to the Shareholder (in the case of the Company) in accordance with the provisions of this paragraph. Notices shall be deemed duly delivered three business days after being sent via a reputable international express courier service. Notices delivered via any other means shall be deemed duly delivered upon actual receipt by the individual for whom such notice is intended. Any notice delivered to a party hereunder shall be sent simultaneously, by the same means, to such party’s counsel as set forth above.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

(d) This Agreement may be amended or modified, and provisions hereof may be waived, with the written consent of the Company and the Shareholder.

(e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

(g) Lock-Up Agreement. (i) By executing this Agreement, Shareholder (the “Lock-Up Party”) agrees that such Lock-Up Party shall not sell, offer for sale, pledge, hypothecate, transfer or otherwise dispose of any of the Shares, otherwise than with the prior written consent of the Company, for a period commencing on the date hereof and terminating (a) as to one-third of such Shares upon the later of thirty (30) days from the date hereof and the effective date of the Registration Statement (the “Initial Release Date”); (b) as to one-third of the Shares on the date that is thirty (30) days after the Initial Release Date; and (c) as to the remaining one-third of the Shares on the date that is sixty days (60) days after the Initial Release Date (the “Lock-up Period”). If the registration statement is not effective by the date that is thirty (30) days from the Closing Date but is effective by the date that is sixty (60) days after the Closing Date, (x) one-third of the Shares will be released upon the effective date of the Registration Statement; (y) one- third of the Shares will be released on the date that is thirty (30) days after the Initial Release Date; and (z) the remaining one-third of the Shares will be released on the date that is sixty (60) days after the Initial Release Date, less the number of days greater than thirty (30) days from the date of the Initial Release Date. If the Registration Statement is not effective by the date that is sixty (60) days from the Closing Date, (a) one-half of the Shares will be released upon the Initial Release Date, and (b) the remaining one-half of the Shares will be released thirty (30) days after the effective date of the Registration Statement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Shares held by the Shareholder except in compliance with the foregoing restrictions.

(ii) By executing this agreement, the Lock-Up Party agrees that it shall not sell, offer for sale, pledge, hypothecate, transfer or otherwise dispose of any of the Earnout Shares otherwise than with the prior written consent of the Company for a period commencing on the date of delivery by the Company of the Earnout Shares (the “Earnout Payment Date”) and terminating as to one-third of such Earnout Shares upon the later of thirty (30) days from the Earnout Payment Date and the effective date of the Earnout Registration Statement (the “Initial Earnout Release Date”); (b) as to one-third of the Earnout Shares on the date that is thirty (30) days after the Initial Earnout Release Date; and (c) as to the remaining one-third of the Earnout Shares on the date that is sixty (60) days after the Initial Earnout Release Date (the “Earnout Lock-up Period”). If the registration statement is not effective by the date that is thirty (30) days from the Earnout payment Date but is effective by the date that is sixty (60) days after the Earnout Payment Date, (x) one-third of the Earnout Shares will be released upon the effective date of the Earnout Registration Statement; (y) one- third of the Earnout Shares will be released on the date that is thirty (30) days after the Initial Earnout Release Date; and (z) the remaining one-third of the Earnout Shares will be released on the date that is sixty (60) days after the Initial Earnout Release Date, less the number of days greater than thirty (30) days from the date of the Initial Earnout Release Date. If the Earnout Registration Statement is not effective by the date that is sixty (60) days from the Earnout Payment Date, (a) one-half of the Earnout Shares will be released upon the Initial Earnout Release Date, and (b) the remaining one-half of the Earnout Shares will be released thirty (30) days after the effective date of the Earnout Registration Statement.

(iii) This Section 13(g) is irrevocable and will be binding on the Lock-Up party and the respective successors, heirs, personal representatives, and assigns of the Lock-Up Party.

(iv) It is a condition to receiving the benefits and rights of this Agreement that such Lock-Up Party executes this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRANSWITCH CORPORATION

By:	/s/ Theodore Chung

Name:	Theodore Chung

Title:	VP Business Development

DATA - JCE LTD.:

Name:	/s/ Efraim Sagi

Name:	/s/ Osher Elron

SHAREHOLDER MUST COMPLETE

THE “SHAREHOLDER INFORMATION”

PAGE FOLLOWING THIS SIGNATURE PAGE

SHAREHOLDER INFORMATION

Name of Shareholder:

Principal Residence Address:
Note: Non-principal residence addresses and post office boxes cannot be accepted.

(Number and Street)

(City, State) (Zip Code)

(Country)

(Residence Telephone)

Mailing Address (if different from above):

(Number and Street)

(City, State) (Zip Code)

Citizenship:

Social Security or Taxpayer I.D. No.:

*                *                *                 *                *

If the Shareholder is a natural person and is an accredited investor described by category 5 or 6 (or both) set forth on the attached Exhibit A, please check this box.  ☐

If the Shareholder has not checked the box above, please check this box if at least one of the categories set forth on the attached Exhibit A describes you.  ☐

If the Shareholder has not checked either of the boxes above and is a resident of Israel, please check this box if at least one of the categories set forth on the attached Exhibit B describes you.  ☐

Exhibit A

to Registration Rights Agreement

An “Accredited Investor” means any person or entity who comes within any of the following categories:

(1) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities

Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in Section 501(c)(3) of he Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are Accredited Investors.

EXHIBIT B

to Registration Rights Agreement

An “Investor” within the meaning of the First Schedule to the ISL (promulgated under Section 15A(b)(1) of the ISL) means any person or entity who comes within any of the following categories:

(1) A mutual fund as defined in the Joint Investments Trust Law, 5754-1994, or a company managing a fund as aforesaid;

(2) A provident fund as defined under the Regulation of Financial Services Law (Provident Funds), 5765-2005, or a company managing a provident fund as aforesaid;

(3) An insurer within the meaning thereof in the Supervision of Insurance Business Law, 5741-1981;

(4) A banking corporation and an assisting corporation within the meaning thereof in the Banking (Licensing) Law, 5741-1981, with the exception of a mutual service company purchasing for themselves or for clients who are investors that are listed in Section 15A(b) of the ISL;

(5) A portfolio manager within the meaning thereof in section 8(a) of the Regulation of Investment Advice and Investment Portfolio Management Law, 5755-1995, who purchases for himself or for clients who are investors that are listed in Section 15A(b) of the ISL;

(6) An investment advisor within the meaning thereof in the Regulation of Investment Advice and Investment Portfolio Management Law, 5755-1995, who is purchasing for himself;

(7) A member of the stock exchange purchasing for himself or for clients who are investors that are listed in Section 15A(b) of the ISL;

(8) An underwriter who complies with the qualifications prescribed in Section 56(c) of the ISL purchasing for himself;

(9) A venture capital fund; for this purpose, “venture capital fund” means an entity whose main business is investing in entities which, at the time of making the investment, are mainly engaged in research and development or the manufacture of innovative, high-tech products or processes, where the risk of investment is higher than what is customary for other investments;

(10) An entity whose main business is in the field of the capital market and which is wholly owned by investors listed in Section 15A(b) of the ISL;

(11) An entity, except for an entity that was incorporated for the purpose of purchasing securities in a specific offering, whose net worth exceeds NIS 250 million; in this paragraph, “net worth” – including under foreign accounting rules, international accounting standards and accepted accounting rules in the United States, as defined in the Securities Regulations (Preparation of Annual Financial Statements), 5753-1993.